                                                                     Exhibit 1.1


                           SIMON PROPERTY GROUP, L.P.

                              AMENDED AND RESTATED
                             UNDERWRITING AGREEMENT

                                TABLE OF CONTENTS

                                                                                PAGE
UNDERWRITING AGREEMENT......................................................      1

      SECTION 1.  Representations and Warranties............................      4

            (a)   Representations and Warranties by the Operating
                  Partnership ..............................................      4

                  (1)   Compliance with Registration Requirements...........      4

                  (2)   Incorporated Documents..............................      5

                  (3)   Independent Accountants.............................      5

                  (4)   Financial Statements................................      5

                  (5)   No Material Adverse Change in Business..............      6

                  (6)   Good Standing of the Company........................      6

                  (7)   Good Standing of the Operating Partnership..........      6

                  (8)   [Intentionally Omitted].............................      7

                  (9)   Good Standing of Simon DeBartolo Entities...........      7

                  (10)  Good Standing of Property Partnerships..............      7

                  (11)  Capitalization......................................      7

                  (12)  [Intentionally Omitted].............................      8

                  (13)  Authorization of Debt Securities....................      8

                  (14)  [Intentionally Omitted].............................      8

                  (15)  Authorization of the Indenture......................      8

                  (16)  Descriptions of the Underwritten Securities.........      9

                  (17)  Authorization of this Underwriting Agreement and
                        Terms Agreement.....................................      9

                  (18)  Absence of Defaults and Conflicts...................      9

                  (19)  Absence of Labor Dispute............................     10

                  (20)  Absence of Proceedings..............................     10

                  (21)  Accuracy of Exhibits................................     10

                  (22)  REIT Qualification..................................     10

                  (23)  Investment Company Act..............................     10

                  (24)  Intellectual Property...............................     10

                  (25)  Absence of Further Requirements.....................     11

                  (26)  Possession of Licenses and Permits..................     11

                  (27)  Title to Property...................................     11

                  (28)  Environmental Laws..................................     12

                               TABLE OF CONTENTS
                                  (continued)

                                                                                PAGE
                  (29)  Tax Returns.........................................     12

                  (30)  Environmental Consultants...........................     12

                  (31)  Investment Grade Rating.............................     13

            (b)   Officers' Certificates....................................     13

      SECTION 2.  Sale and Delivery to Underwriters; Closing................     13

            (a)   Underwritten Securities...................................     13

            (b)   Option Underwritten Securities............................     13

            (c)   Payment...................................................     13

            (d)   Denominations; Registration...............................     14

      SECTION 3.  Covenants of the Operating Partnership....................     14

            (a)   Compliance with Securities Regulations and Commission
                  Requests..................................................     14

            (b)   Filing of Amendments......................................     15

            (c)   Delivery of Registration Statements.......................     15

            (d)   Delivery of Prospectuses..................................     15

            (e)   Continued Compliance with Securities Laws.................     15

            (f)   Blue Sky Qualifications...................................     16

            (g)   Earnings Statement........................................     16

            (h)   Reporting Requirements....................................     16

            (i)   REIT Qualification........................................     16

            (j)   Use of Proceeds...........................................     16

            (k)   Exchange Act Filings......................................     16

            (l)   Supplemental Indentures...................................     16

            (m)   Ratings...................................................     16

      SECTION 4.  Payment of Expenses.......................................     17

            (a)   Expenses..................................................     17

            (b)   Termination of Agreement..................................     17

      SECTION 5.  Conditions of Underwriters' Obligations...................     17

            (a)   Effectiveness of Registration Statement...................     17

            (b)   Opinion of Counsel for Partnerships.......................     18

            (c)   Opinion of Counsel for Underwriters.......................     18

            (d)   Officers' Certificate.....................................     18

                               TABLE OF CONTENTS
                                  (continued)

                                                                                PAGE
            (e)   Accountant's Comfort Letter...............................     18

            (f)   Bring-down Comfort Letter.................................     19

            (g)   Ratings...................................................     19

            (h)   No Objection..............................................     19

            (i)   Over-Allotment Option.....................................     19

            (j)   Additional Documents......................................     20

            (k)   Termination of Terms Agreement............................     20

      SECTION 6.  Indemnification...........................................     20

            (a)   Indemnification of Underwriters...........................     20

            (b)   Indemnification of the Operating Partnership, General
                  Partners, Directors and Officers..........................     21

            (c)   Actions against Parties; Notification.....................     21

            (d)   Settlement without Consent if Failure to Reimburse........     22

      SECTION 7.  Contribution..............................................     22

      SECTION 8.  Representations, Warranties and Agreements to Survive
                  Delivery..................................................     23

      SECTION 9.  Termination...............................................     23

            (a)   Underwriting Agreement....................................     23

            (b)   Terms Agreement...........................................     23

            (c)   Liabilities...............................................     24

      SECTION 10. Default by One or More of the Underwriters................     24

      SECTION 11. Notices...................................................     25

      SECTION 12. Parties...................................................     25

      SECTION 13. GOVERNING LAW AND TIME....................................     25

      SECTION 14. Effect of Headings........................................     25

                           SIMON PROPERTY GROUP, L.P.
                        (a Delaware limited partnership)

                                 Debt Securities

                              AMENDED AND RESTATED

                             UNDERWRITING AGREEMENT

                                                                February 4, 1999

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

      On October 22, 1997 Simon DeBartolo Group, L.P., a Delaware limited partnership (the "Operating Partnership") and Simon Property Group, L.P., a Delaware limited partnership ("SPG, L.P.") entered into that certain letter agreement confirmed and accepted by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") entitled "Debt Securities -- together with the Guarantee -- UNDERWRITING AGREEMENT" (the "Original Underwriting Agreement") providing for the sale of up to $1,000,000,000 aggregate principal amount of the Operating Partnership's unsecured, unsubordinated debt securities (the "Debt Securities") guaranteed by SPG, L.P. to, and the purchase and offering thereof by, Merrill Lynch and such other underwriters, if any, selected by Merrill Lynch, from time to time. On December 31, 1997, SPG, LP was merged into the Operating Partnership with the Operating Partnership being the surviving entity. On September 24, 1998 the Operating Partnership changed its name from "Simon DeBartolo Group, L.P" to "Simon Property Group, L.P." In order to account for the foregoing events and certain other events including changes to the partners of the Operating Partnership, the Original Underwriting Agreement is amended and restated as set forth herein.

      The Operating Partnership proposes to issue and sell the Debt Securities from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale. The Debt Securities will be issued in one or more series under an indenture, dated as of November 26, 1996, (the "Initial Indenture"), between the Operating Partnership, SPG, L.P. and The Chase Manhattan Bank, as trustee (the "Trustee"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms established by or pursuant to the Initial Indenture, as the same may be amended or supplemented from time to time (the "Indenture"). The merger of SPG, L.P. into the Operating Partnership terminated the guarantee of SPG, L.P. under the Indenture. As used herein, "Securities" shall mean the Debt Securities.

      Whenever the Operating Partnership determines to make an offering of Securities through, Merrill Lynch or through an underwriting syndicate managed by Merrill Lynch, Merrill Lynch and the Operating Partnership will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, Merrill Lynch and such other underwriters, if any, selected by Merrill Lynch (the "Underwriters," which term shall include Merrill Lynch, whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to
Section 10 hereof); provided, that, the Operating Partnership is not obligated, and shall have complete and absolute discretion to determine if and when, to make any offering, to make any offering through Merrill Lynch or any other person, or to enter into any Terms Agreement. The Terms Agreement relating to the offering of Securities shall specify the aggregate principal amount of Securities to be initially issued (the "Initial Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof), the name of any Underwriter other than Merrill Lynch acting as co-manager in connection with such offering, the aggregate principal amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities. In addition, if applicable, such Terms Agreement shall specify whether the Operating Partnership has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the aggregate principal amount of Securities subject to such option (the "Option Underwritten Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Operating Partnership and Merrill Lynch, acting for itself and, if applicable, as representative of any other Underwriters. Unless and until this Underwriting Agreement is amended or superseded, each offering of Underwritten Securities through Merrill Lynch as sole Underwriter or through an underwriting syndicate managed by Merrill Lynch will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

      The Operating Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-33545-01) and pre-effective amendment no. 1 thereto for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Operating Partnership has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus constituting a part thereof and the applicable prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Operating Partnership for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Operating Partnership files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement; provided, however, a prospectus supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Underwritten Securities which it relates, and provided, further, that if the Operating Partnership elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Operating Partnership in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus.

      All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

      The term "subsidiary" means a corporation or a partnership, a majority of the outstanding voting stock or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership.

SECTION 1.  Representations and Warranties.

      (a) Representations and Warranties by the Operating Partnership. The Operating Partnership represents and warrants to Merrill Lynch, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

            (1) Compliance with Registration Requirements. The Operating Partnership meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Operating Partnership, are contemplated by the Commission or the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Operating Partnership, threatened by the Commission or the state securities authority of any jurisdiction. In addition, the Indenture has been duly qualified under the 1939 Act.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the most recent Annual Report on Form 10-K of the Operating Partnership with the Commission (the "Form 10-K")) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at each Representation Date, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Operating Partnership elects to rely upon Rule 434 of the 1933 Act Regulations, the Operating Partnership will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by or on behalf of any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility under the 1939 Act (the "Form T-1").

            Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Operating Partnership has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

            (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, and at each Representation Date, or during the period in which a prospectus is required to be delivered in connection with sales of Securities, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by or on behalf of any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus or to the Form T-1.

            (3) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (4) Financial Statements. The financial statements included, or incorporated by reference, in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders' equity and cash flows of such entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included, or incorporated by reference, in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The selected financial data, the summary financial information and other financial information and data included, or incorporated by reference, in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Registration Statement and the Prospectus. In addition, any pro forma financial information and the related notes thereto included, or incorporated by reference, in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines and the guidelines of the American Institute of Certified Public Accountants ("AICPA") with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included, or incorporated by reference, in the Registration Statement and the Prospectus.

            (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership, M.S. Management Associates, Inc., a Delaware corporation ("SPG Management Company"), M.S. Management Associates (Indiana), Inc., an Indiana corporation ("Management (Indiana)"), Simon MOA, Inc., an Indiana corporation ("MOA"), DeBartolo Properties Management, Inc., an Ohio corporation ("DRC Management Company," and together with SPG Management Company, Management (Indiana) and MOA, the "Management Companies") and Simon Property Group (Delaware), Inc., Jefferson Simon Property, Inc., SDG Forum Developers, Inc., DeBartolo Properties, Inc., DeBartolo Properties II, Inc. and DeBartolo Properties III, Inc. (collectively, the "Reit Subs") or any subsidiary of the Operating Partnership (other than any Property Partnership (as defined below)) not listed among the foregoing entities, (the Operating Partnership, the Management Companies, the Reit Subs and such subsidiaries being sometimes hereinafter collectively referred to as the "Simon DeBartolo Entities" and individually as a "Simon DeBartolo Entity"), or of any entity which owns any Portfolio Property (as such term is defined in the Prospectus) or any direct or indirect interest in any Portfolio Property (the "Property Partnerships") whether or not arising in the ordinary course of business, which would be material to the Operating Partnership (anything which would be material to the Operating Partnership being hereinafter referred to as "Material;" and such a material adverse change, a "Material Adverse Effect"), (B) no casualty loss or condemnation or other adverse event with respect to the Portfolio Properties has occurred which would be Material, (C) there have been no transactions or acquisitions entered into by the Simon DeBartolo Entities or the Property Partnerships, other than those in the ordinary course of business, which would be Material, (D) except for distributions in amounts per unit that are consistent with past practices, there has been no distribution of any kind declared, paid or made by the Operating Partnership on any of its respective general, limited and/or preferred partnership interests and (E) there has been no change in the capital stock of the corporate Simon DeBartolo Entities or in the partnership interests of the Operating Partnership or any Property Partnership, or any increase in the indebtedness of the Simon DeBartolo Entities, the Property Partnerships or the Portfolio Properties which would be Material.

            (6) Good Standing of the Company. Simon Property Group, Inc., a Delaware corporation (the "Company"), has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

            (7) Good Standing of the Operating Partnership. The Operating Partnership is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and the applicable Terms Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. SD Property Group, Inc., an Ohio corporation ("SD Property") is a non-managing general partner of the Operating Partnership, SPG Properties, Inc., a Maryland corporation ("SPG Properties"), is a non-managing general partner and the Company is the sole managing general partner of the Operating Partnership. The amended and restated agreement of limited partnership of the Operating Partnership (the "OP Partnership Agreement") is in full force and effect in the form in which it was filed as an exhibit to the Operating Partnership's Current Report on Form 8-K filed November 2, 1998 except for subsequent amendments relating to the admission of new partners to the Operating Partnership and the issuance of preferred units to the Company.

            (8) [Intentionally Omitted]

            (9) Good Standing of Simon DeBartolo Entities. Each of the Simon DeBartolo Entities other than the Operating Partnership has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each such entity is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such entity has been duly authorized and validly issued and is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including without limitation, federal or state securities laws) and are owned by the Company, the Management Companies or the Operating Partnership, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, "Liens"). No shares of capital stock or other equity interests of such entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of such entities, except as disclosed in the Prospectus. No such shares of capital stock or other equity interests of such entities were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or bylaws of such entity or under any agreement to which any Simon DeBartolo Entity is a party.

            (10) Good Standing of Property Partnerships. Each of the Property Partnerships is duly organized and validly existing as a limited or general partnership, as the case may be, in good standing under the laws of its respective jurisdiction of formation. Each of the Property Partnerships has the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged. Each of the partnership agreements of the Property Partnerships is in full force and effect. Each of the Property Partnerships is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

            (11) Capitalization. If the Prospectus contains a "Capitalization" section, the issued and outstanding units of general, limited and/or preferred partner interests of the Operating Partnership ("partners' equity") and the total consolidated debt of the Operating Partnership ("debt") is as set forth in the column entitled "Historical" (except for subsequent issuances thereof, if any, contemplated under this Underwriting Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

            (12) [Intentionally Omitted]

            (13) Authorization of Debt Securities. The Debt Securities being sold pursuant to the applicable Terms Agreement have been, or as of the date of such Terms Agreement will have been, duly authorized by the Operating Partnership for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered by the Operating Partnership pursuant to the Underwriting Agreement and the applicable Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding, unsecured obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the applicable Indenture. Such Underwritten Securities rank and will rank equally with all unsecured indebtedness (other than subordinated indebtedness) of the Operating Partnership that is outstanding on a Representation Date or that may be incurred thereafter and senior to all subordinated indebtedness that is outstanding on a Representation Date or that may be incurred thereafter, except that such Underwritten Securities will be effectively subordinate to the prior claims of each secured mortgage lender to any specific Portfolio Property which secures such lender's mortgage and any claims of creditors of entities wholly or partly owned, directly or indirectly, by the Operating Partnership.

            (14) [Intentionally Omitted]

            (15) Authorization of the Indenture. For the Underwritten Securities being sold pursuant to the applicable Terms Agreement, the Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Operating Partnership and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership, as applicable, in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) requirements that a claim with respect to any Securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, or (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Indenture has been duly qualified under the 1939 Act and conforms, in all material respects, to the descriptions thereof contained in the Prospectus.

            (16) Descriptions of the Underwritten Securities. The Underwritten Securities being sold pursuant to the applicable Terms Agreement and the Indenture, as of the date of the Prospectus, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement and will comply with all applicable legal requirements.

            (17) Authorization of this Underwriting Agreement and Terms Agreement. This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Operating Partnership and assuming due authorization, execution and delivery by Merrill Lynch, is enforceable against the Operating Partnership in accordance with its terms.

            (18) Absence of Defaults and Conflicts. None of the Simon DeBartolo Entities or any Property Partnership is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement or other organizational document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which each entity is a party or by which or any of them may be bound, or to which any of its property or assets or any Portfolio Property may be bound or subject (collectively, "Agreements and Instruments"), except for such violations or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement, the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Operating Partnership in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Operating Partnership with its obligations hereunder and thereunder have been duly authorized by all necessary partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Operating Partnership or any other Simon DeBartolo Entity or any Property Partnership pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the respective partnership agreement and certificate of limited partnership of the Operating Partnership or the organizational documents of any other Simon DeBartolo Entity or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership or any of their assets, properties or operations, except for such violations that would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership.

            (19) Absence of Labor Dispute. Except as otherwise described in the Registration Statement and the Prospectus, no labor dispute with the employees of the Operating Partnership or any other Simon DeBartolo Entity or any Property Partnership exists or, to the knowledge of the Operating Partnership, is imminent, and the Operating Partnership is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which dispute or disturbance, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (20) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Operating Partnership threatened against or affecting the Operating Partnership, any other Simon DeBartolo Entity thereof, or any Property Partnership or any officer or director of the Operating Partnership which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of this Underwriting Agreement, the applicable Terms Agreement or the Indenture or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Operating Partnership or any other Simon DeBartolo Entity, or any Property Partnership is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (21) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required and the descriptions thereof or references thereto are correct in all Material respects and no Material defaults exist in the due performance or observance of any Material obligation, agreement, covenant or condition contained in any such contract or document.

            (22) REIT Qualification. At all times since January 1, 1971 the Company (as Corporate Property Investors, a Massachusetts business trust) has been, at all times since January 1, 1994 SD Property (as DeBartolo Realty Corporation) has been, and at all times since January 1, 1994 SPG Properties (as Simon Property Group, Inc.) has been and upon the sale of the applicable Underwritten Securities, the Company, SD Property and SPG Properties will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and their respective proposed methods of operation will enable each of them to continue to meet the requirements for taxation as a real estate investment trust under the Code.

            (23) Investment Company Act. Each of the Operating Partnership, the other Simon DeBartolo Entities and the Property Partnerships is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

            (24) Intellectual Property. To the knowledge of the Operating Partnership, none of the Simon DeBartolo Entities or the Property Partnerships is required to own, possess or obtain the consent of any holder of any trademarks, service marks, trade names or copyrights not now lawfully owned, possessed or licensed in order to conduct the business now operated by such entity.

            (25) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other entity or person is necessary or required for the performance by the Operating Partnership of its obligations under this Underwriting Agreement, the applicable Terms Agreement or the Indenture or in connection with the transactions contemplated under this Underwriting Agreement, such Terms Agreement or the Indenture, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or under the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD").

            (26) Possession of Licenses and Permits. The Operating Partnership and the other Simon DeBartolo Entities and each Property Partnership possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses, the failure to obtain would not, singly or in the aggregate, result in a Material Adverse Effect. The Operating Partnership and the other Simon DeBartolo Entities and each Property Partnership are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Operating Partnership nor any of the other Simon DeBartolo Entities nor any Property Partnership has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (27) Title to Property. The Operating Partnership, the other Simon DeBartolo Entities and the Property Partnerships have good and marketable title to the Portfolio Properties free and clear of Liens, except (A) as otherwise stated in the Registration Statement and the Prospectus, or referred to in any title policy for such Portfolio Property, or (B) those which do not, singly or in the aggregate, Materially (i) affect the value of such property or (ii) interfere with the use made and proposed to be made of such property by the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership. All leases and subleases under which the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnerships hold properties are in full force and effect, except for such which would not have a Material Adverse Effect. Neither the Operating Partnership, the other Simon DeBartolo Entities nor the Property Partnerships has received any notice of any Material claim of any sort that has been asserted by anyone adverse to the rights of the Operating Partnership, any other Simon DeBartolo Entity or the Property Partnerships under any material leases or subleases, or affecting or questioning the rights of the Operating Partnership, such other Simon DeBartolo Entity or the Property Partnerships of the continued possession of the leased or subleased premises under any such lease or sublease, other than claims that would not have a Material Adverse Effect. All liens, charges, encumbrances, claims or restrictions on or affecting any of the Portfolio Properties and the assets of any Simon DeBartolo Entity or any Property Partnership which are required to be disclosed in the Prospectus are disclosed therein. None of the Simon DeBartolo Entities, the Property Partnerships or any tenant of any of the Portfolio Properties is in default under any of the ground leases (as lessee) or space leases (as lessor or lessee, as the case may be) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Portfolio Properties, and the Operating Partnership knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, in each case, other than such defaults that would not have a Material Adverse Effect. No tenant under any of the leases, pursuant to which the Operating Partnership or any Property Partnership, as lessor, leases its Portfolio Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect. Each of the Portfolio Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Portfolio Properties), except for such failures to comply that would not in the aggregate have a Material Adverse Effect. The Operating Partnership has no knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to, the Portfolio Properties, except such proceedings or actions that would not have a Material Adverse Effect.

            (28) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Operating Partnership, any of the other Simon DeBartolo Entities nor any Property Partnership is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree of judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Operating Partnership, the other Simon DeBartolo Entities and the Property Partnerships have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Operating Partnership, any of the other Simon DeBartolo Entities or the Property Partnerships and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Operating Partnership, any of the other Simon DeBartolo Entities or any Property Partnership relating to any Hazardous Materials or the violation of any Environmental Laws.

            (29) Tax Returns. Each of the Simon DeBartolo Entities and the Property Partnerships has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

            (30) Environmental Consultants. None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to certain of the Portfolio

      Properties was employed for such purpose on a contingent basis or has any substantial interest in any Simon DeBartolo Entity or any Property Partnership and none of them nor any of their directors, officers or employees is connected with any Simon DeBartolo Entity or any Property Partnership as a promoter, selling agent, voting trustee, director, officer or employee.

            (31) Investment Grade Rating. The Securities will have an investment grade rating from one or more nationally recognized statistical rating organizations at each applicable Representation Date.

      (b) Officers' Certificates. Any certificate signed by any officer of the Operating Partnership or any authorized representative of the Company and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by such entity or person, as the case may be, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

      (b) Option Underwritten Securities. In addition, subject to the terms and conditions set forth therein, the Operating Partnership may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to the aggregate principal amount of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any interest or redemption payments payable by the Operating Partnership on the Initial Underwritten Securities but not payable on the Option Underwritten Securities. Such option, if granted, will expire 30 days after the date of such Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by Merrill Lynch to the Operating Partnership setting forth the aggregate principal amount of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by Merrill Lynch and the Operating Partnership. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Underwritten Securities then being purchased which the aggregate principal amount of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total aggregate principal amount of Initial Underwritten Securities, subject to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional aggregate principal amount of Option Underwritten Securities.

      (c) Payment. Payment of the purchase price for, and delivery of, the Initial Underwritten Securities shall be made at the office of Rogers & Wells LLP, or at such other place as shall be agreed upon by Merrill Lynch and the Operating Partnership, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Operating Partnership (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of Rogers & Wells LLP, or at such other place as shall be agreed upon by Merrill Lynch and the Operating Partnership, on the relevant Date of Delivery as specified in the notice from Merrill Lynch to the Operating Partnership.

      Payment shall be made to the Operating Partnership by wire transfer of same day funds payable to the order of the Operating Partnership, against delivery to Merrill Lynch for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. The Underwritten Securities shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Operating Partnership.

      The Operating Partnership covenants with Merrill Lynch and with each Underwriter participating in the offering of Underwritten Securities, as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Operating Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify Merrill Lynch immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Operating Partnership will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Operating Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. The Operating Partnership will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall reasonably object.

      (c) Delivery of Registration Statements. The Operating Partnership has furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Operating Partnership will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Operating Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Operating Partnership will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Operating Partnership, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Operating Partnership will furnish to the Underwriters and counsel for the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Operating Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities and any related Underlying Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify or register as a foreign partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or provide any undertaking or make any change in its charter or bylaws that the Board of Directors of the Company, reasonably determines to be contrary to the best interests of the Operating Partnership, and its unitholders or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities or any related Underlying Securities have been so qualified or registered, the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of such Terms Agreement.

      (g) Earnings Statement. The Operating Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement (in form complying with Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Reporting Requirements. The Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

      (i) REIT Qualification. The Company, SD Property and SPG Properties will use their best efforts to continue to meet the requirement to qualify as a "real estate investment trust" under the Code for the taxable year in which in which sales of the Underwritten Securities are to occur.

      (j) Use of Proceeds. The Operating Partnership will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

      (k) Exchange Act Filings. During the period from each Closing Time until one year after such Closing Time, the Operating Partnership will deliver to Merrill Lynch, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Operating Partnership filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Operating Partnership as Merrill Lynch may reasonably request.

      (l) Supplemental Indentures. In respect of each offering, the Operating Partnership will execute a supplemental indenture designating the series of debt securities to be offered and its related terms and provisions in accordance with the provisions of the Indenture.

      (m) Ratings. The Operating Partnership will take all reasonable action necessary to enable Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc. ("Moody's") or any other nationally recognized statistical rating organization to provide their respective credit ratings of any Underwritten Securities, if applicable.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The Operating Partnership will pay all expenses incident to the performance of its obligations under this Underwriting Agreement and each applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any agreement among Underwriters, any Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities, or any certificates for the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Operating Partnership's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the reasonable fees and disbursements of any Trustee, and their respective counsel, (v) the qualification of the Underwritten Securities under state securities and real estate syndication laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, if applicable, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the NASD of the terms of the sale of the Underwritten Securities, and (ix) any transfer taxes imposed on the sale of the Underwritten Securities to the several Underwriters.

      (b) Termination of Agreement. If the applicable Terms Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or
Section 9(b)(i) or Section 10 hereof, the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters' Obligations.

      The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Operating Partnership or any other Simon DeBartolo Entity delivered pursuant to the provisions hereof, to the performance by the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or the state securities authority of any jurisdiction, and any request on the part of the Commission or the state securities authority of any jurisdiction for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Operating

Partnership has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

      (b) Opinion of Counsel for Partnerships. At Closing Time, Merrill Lynch shall have received the favorable opinions, dated as of Closing Time, of Baker & Daniels, counsel for the Operating Partnership, and James M. Barkley, the General Counsel of the Operating Partnership or such other counsel as is designated by the Operating Partnership in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, such opinion shall address such of the items set forth in Exhibits B-1 and B-2 hereto as may be relevant to the particular offering contemplated or to such further effect as counsel to the Underwriters may reasonably request.

      (c) Opinion of Counsel for Underwriters. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Rogers & Wells LLP, counsel for the Underwriters, or such other counsel as may be designated by Merrill Lynch together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in (2) (with respect to the first clause only) and (5) of Exhibit B-1 hereto, and (1), (2) (with respect to the first clause only), (6), (7) and the last three paragraphs of Exhibit B-2 hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or authorized representatives of the Operating Partnership and the other Simon DeBartolo Entities and certificates of public officials.

      (d) Officers' Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and the other Simon DeBartolo Entities considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the Chief Executive Officer, President or a Vice President and of the chief financial officer or chief accounting officer of the Company, as the sole managing general partner of the Operating Partnership dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct, in all material respect, with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or by the state securities authority of any jurisdiction and (v) the Registration Statement and the Prospectus shall contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1993 Act and the 1993 Act Regulations; the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (e) Accountant's Comfort Letter. At the time of the execution of the applicable Terms Agreement, Merrill Lynch shall have received from Arthur Andersen LLP a letter, dated such date, in form and substance satisfactory to Merrill Lynch and counsel to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the AICPA's Statement on Auditing Standards 72 to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (f) Bring-down Comfort Letter. At Closing Time, Merrill Lynch shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

      (g) Ratings. At Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization," as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Operating Partnership shall have delivered to Merrill Lynch a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to Merrill Lynch, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Operating Partnership's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Operating Partnership's other securities.

      (h) No Objection. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (i) Over-Allotment Option. In the event that the Underwriters are granted an over-allotment option by the Operating Partnership in the applicable Terms Agreement and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Operating Partnership contained herein and the statements in any certificates furnished by the Operating Partnership hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, Merrill Lynch shall have received:

            (1) A certificate dated such Date of Delivery, of the Chief Executive Officer, President or a Vice President and the chief financial officer or chief accounting officer of the Company, as the sole managing general partner of the Operating Partnership confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

            (2) The favorable opinions of Baker & Daniels counsel for the Operating Partnership, and James M. Barkley, General Counsel to the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof.

            (3) The favorable opinion of Rogers & Wells LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (4) A letter from Arthur Andersen LLP, in form and substance satisfactory to Merrill Lynch and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to Merrill Lynch pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

      (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to Merrill Lynch and counsel for the Underwriters.

      (k) Termination of Terms Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by Merrill Lynch by notice to the Operating Partnership at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters. The Operating Partnership agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

            (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Operating Partnership; and

            (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (b) Indemnification of the Operating Partnership, General Partners, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Operating Partnership, each general partner of the Operating Partnership (the "General Partners"), each of the General Partners' directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or the General Partners within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution.

      If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Operating Partnership, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

      The relative fault of the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the General Partners, each officer of the General Partners who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or the General Partners within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

      All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Operating Partnership or the General Partners or authorized representatives of each of the Operating Partnership or the General Partners submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Operating Partnership or the General Partners, and shall survive delivery of and payment for the Underwritten Securities.

      SECTION 9. Termination.

      (a) Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Operating Partnership or by Merrill Lynch upon the giving of 30 days' prior written notice of such termination to the other party hereto.

      (b) Terms Agreement. Merrill Lynch may terminate the applicable Terms Agreement, by notice to the Operating Partnership, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and the other Simon DeBartolo Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock

Exchange or the American Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, (iv) a banking moratorium has been declared by either Federal, New York or Delaware authorities or (v) if the rating assigned by any nationally recognized statistical rating organization to any Debt Securities of the Operating Partnership as of the date of the applicable Terms Agreement shall have been downgraded since such date or if any such rating organization shall have publicly announced that it has placed any series of Debt Securities of the Operating Partnership under surveillance or review, with possible negative implications, as to the rating of such Debt Securities or any of the Operating Partnership's other securities.

      (c) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 10 and 13 hereof shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters.

      If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

            (a) if the aggregate principal amount, of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Operating Partnership to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Operating Partnership with respect to the related Option Underwritten Securities, as the case may be, either Merrill Lynch or the Operating Partnership shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

      SECTION 11. Notices.

      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at World Financial Center, North Tower, New York, New York 10281-1201, attention of Martin J. Cicco, Managing Director; and notices to the Simon DeBartolo Entities shall be directed to any of them at National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, Indiana 46204, attention of Mr. David Simon, with a copy to Baker & Daniels, 300 North Meridian Street, Suite 2700, Indianapolis, IN 46204, attention of David C. Worrell, Esq.

      SECTION 12. Parties.

      This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the parties hereto and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Operating Partnership, the General Partners and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, the General Partners and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME.

      THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect of Headings.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between Merrill Lynch and the Operating Partnership in accordance with its terms.



                                    Very truly yours,

                                    SIMON PROPERTY GROUP, L.P.
                                    By:   Simon Property Group, Inc.,
                                          Managing General Partner


                                          By: /s/ Stephen E. Sterrett
                                             ------------------------
                                             Name: Stephen E. Sterrett
                                             Title: Treasurer

CONFIRMED AND ACCEPTED,
  as of the date first
  above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED


By: /s/ Alexander Rubin
   ----------------------------
   Name: Alexander Rubin
   Title:  Authorized Signatory

                                                                       Exhibit A



                           SIMON PROPERTY GROUP, L.P.
                        (a Delaware limited partnership)

                                 Debt Securities

                                 TERMS AGREEMENT


                                                            __________ __, 199__


To:   Simon Property Group, L.P.
      National City Center
      115 West Washington Street
      Suite 15 East
      Indianapolis, Indiana 46204

Ladies and Gentlemen:

      We understand that Simon Property Group, L.P., a Delaware limited partnership (the "Operating Partnership"), proposes to issue and sell $__________ aggregate principal amount of debt securities (hereinafter the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective principal amounts of Underwritten Securities set forth below opposite their names at the purchase price set forth below, to the extent any are purchased.


                                                Principal Amount of
Underwriter                                     Initial Underwritten Securities
-----------                                     -------------------------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated                          $
                                                -----------------------
      Total                                     $

      The Underwritten Securities shall have the following terms:

Title:
Rank:
Ratings:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:
Interest payment dates:
Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Fixed or Variable Price
Offering:
If Fixed Price Offering,
initial public offering price           % of the principal amount, plus
per share:                      accrued interest [amortized original issue
                                discount], if any,
                                from
Purchase price per share:             % of principal amount, plus accrued
                                interest [amortized original issue discount],
                                if any, from                       (payable
                                in next day funds).
Form:
Lock-Up Provisions:
Other terms and conditions:
Closing date and location:

      All of the provisions contained in the document attached as Annex I hereto entitled "SIMON PROPERTY GROUP, L.P. -- Debt Securities -- AMENDED AND RESTATED UNDERWRITING AGREEMENT" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

      Please accept this offer no later than o'clock P.M. (New York City time) on by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED


                                    By:_______________________________________
                                       Name:
                                       Title:  Authorized Signatory


                                       -2

                Acting on behalf of itself and the other named Underwriters.


Accepted:

SIMON PROPERTY GROUP, L.P.

By:   Simon Property Group, Inc.
      Managing General Partner


      By:_________________________________
         Name:
         Title:

                                                                     Exhibit B-1


         FORM OF OPINION OF THE OPERATING PARTNERSHIP'S GENERAL COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)



      (1) The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not result in a Material Adverse Effect.

      (2) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the applicable Terms Agreement and the Indenture and is duly qualified or registered as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. The OP Partnership Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

      (3) Each Simon DeBartolo Entity other than the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and is duly qualified or registered as a foreign corporation, limited partnership or other legal entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or to be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each Simon DeBartolo Entity other than the Operating Partnership has been duly authorized and is validly issued, fully paid and non-assessable and has been offered and sold in compliance with all applicable laws of the United States and the organizational laws of the jurisdictions of organization of such entity, and is owned by the Company, the Management Companies or the Operating Partnership, directly or through subsidiaries, in each case, free and clear of any Liens. There are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of such entities. None of the outstanding shares of capital stock or other equity interests of such entity was issued in violation of preemptive or other similar rights of any securityholder of such entity.


                                     B 1-1

      (4) Each of the Property Partnerships is duly organized and validly existing as a limited or general partnership, as the case may be, in good standing under the laws of its respective jurisdiction of formation, with the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged and proposes to engage as described in the Prospectus. Each Property Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. The general or limited partnership agreement of each of the Property Partnerships has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

      (5) The Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Operating Partnership and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. Dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

      (6) The Debt Securities being sold pursuant to the applicable Terms Agreement and the Indenture each conform, in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form contemplated by the Indenture.

      (7) Neither the Operating Partnership nor any of the other Simon DeBartolo Entities nor any Property Partnership is in violation of its charter, by-laws, partnership agreement, or other organizational document, as the case may be, and no default by the Operating Partnership or any other Simon DeBartolo Entity or any Property Partnership exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement or the Form 10-K, except in each case for violations or defaults which in the aggregate are not reasonably expected to result in a Material Adverse Effect.

      (8) The execution, delivery and performance of the Underwriting Agreement, the applicable Terms Agreement and the Indenture and the consummation of the transactions contemplated thereby did not and do not, conflict with or constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any Portfolio Property, pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Operating Partnership or any Property Partnership is a party or by which it of any of them may be bound, or to which any of the assets, properties or operations of the Operating Partnership or any Property Partnership is subject, nor will such action result in any violation of the provisions of the charter, by-laws, partnership agreement or other organizational document of the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership or any applicable


                                     B 1-2
laws, statutes, rules or regulations of the United States or any jurisdiction of incorporation or formation of any of the Operating Partnership or any Property Partnership or any judgment, order, writ or decree binding upon the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership, which judgement, order, writ or decree, is known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership or any of their assets, properties or operations, except for such conflicts, breaches, violations, defaults, events or Liens that would not result in a Material Adverse Effect.

      (9) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Underwritten Securities to the Underwriters under the Underwriting Agreement, the applicable Terms Agreement and the Indenture, except as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, or the by-laws and rules of the NASD (as to which such counsel expresses no opinion) or state securities laws (as to which such counsel expresses no opinion), or such as have been obtained.

      (10) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Operating Partnership or any other Simon DeBartolo Entity or any Property Partnership thereof which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated or incorporated by reference therein), or which might reasonably be expected to result in a Material Adverse Effect.

      (11) All descriptions in the Registration Statement and the Prospectus of contracts and other documents to which the Operating Partnership or any other Simon DeBartolo Entity is a party are accurate in all material respects. To the best knowledge and information of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

      (12) To the best of such counsel's knowledge and information, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

      If the Prospectus Supplement to which the applicable Terms Agreement relates is the first Prospectus Supplement (the "First Prospectus Supplement") distributed under this Agreement, the opinions set forth in this Exhibit B-2 above with respect to the Property Partnerships shall only be required for those Property Partnerships that have acquired or developed Properties since July 22, 1997. For each Prospectus Supplement, distributed after the First Prospectus Supplement, such Property Partnership opinions shall only be required for those Property Partnerships that have acquired or developed Properties since the date of the Prospectus Supplement last preceding the Prospectus Supplement as to which the Opinions are being delivered.


                                     B 1-3

                                                                     Exhibit B-2



                 FORM OF OPINION OF THE OPERATING PARTNERSHIP'S
                                     COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)



      (1) At the time the Registration Statement became effective, and at each of the Representation Dates, the Registration Statement and the Prospectus, excluding (a) the documents incorporated by reference therein, (b) the financial statements and supporting schedules included and other financial data that are therein and (c) the Form T-1, and each amendment or supplement to the Registration Statement and Prospectus complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. In passing upon the compliance as to form of such documents, such counsel may assume that the statements made or incorporated by reference therein are complete and correct.

      (2) The documents filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein and other financial data, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder. In passing upon compliance as to the form of such documents, such counsel may have assumed that the statements made or incorporated by reference therein are complete and correct.

      (3) The information in the Prospectus Supplement under "the Operating Partnership," "Recent Developments" and "Description of the Notes" and in the Prospectus under "The Operating Partnership," and "Description of Debt Securities" and any description of the Underwritten Securities included therein, and such other information in the Prospectus Supplement or in any Annual Report on Form 10-K of the Operating Partnership agreed upon from time to time by the Operating Partnership and Merrill Lynch, to the extent that it purports to summarize matters of law, descriptions of statutes, rules or regulations, summaries of legal matters, the Operating Partnership's organizational documents or legal proceedings, or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein in all material respects. confirmed.

      (4) The Operating Partnership satisfies all conditions and requirements for filing the Registration Statement on Form S-3 under the 1933 Act and 1933 Act Regulations.

      (5) None of the Operating Partnership, the Simon DeBartolo Entities or any Property Partnership is required to be registered as an investment company under the 1940 Act.

      (6) The Debt Securities being sold pursuant to the applicable Terms Agreement have been duly authorized on behalf of the Operating Partnership by the Company as the managing general partner of the Operating Partnership for issuance and sale to the Underwriters pursuant to the Underwriting Agreement, the applicable Terms Agreement and the Indenture and, when issued and authenticated in the manner provided for in the Indenture and delivered by the Operating Partnership pursuant to the Underwriting Agreement and the applicable Terms Agreement against payment of the consideration set forth in the applicable Terms Agreement, (i) the Debt Securities will constitute valid and legally binding obligations of the Operating Partnership enforceable


                                     B 2-1
against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (B) governmental authority to limit, delay or prohibit the making of payments outside the United States and (C) the enforceability of forum selection clauses in the federal courts, and (ii) each holder of the Debt Securities will be entitled to the benefits of the Indenture. The Debt Securities are in the form contemplated by the Indenture.

      (7) This Agreement, the applicable Terms Agreement, the Indenture and the applicable Indenture Supplement were duly and validly authorized, executed and delivered by, or on behalf of, the Operating Partnership.

      (8) The Company has been organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code.

      (9) The Company has been duly organized and is validly existing as a corporation in good standing under the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

      (10) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus.

      At the Underwriters' request, Baker & Daniels shall also confirm to the Underwriters that it has been informed by the staff of the Commission that the Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

      In connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Operating Partnership and the independent public accountants for the Operating Partnership and the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis of such participation and review, but without independent verification by such counsel of, and without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein and for the Form T-1, as to which such counsel need make no statement), at the time the Registration Statement or any post-effective amendment thereto became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and the schedules and other financial data included therein and for the Form T-1, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a


                                     B 2-2
material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Maryland, upon the opinion of Piper & Marbury, special Maryland counsel to the General Partners (which opinion shall be dated and furnished to Merrill Lynch at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the counsel for the Underwriters may rely on such opinions as if it were addressed to them), and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Operating Partnership and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     B 2-3

                                                                         Annex I


         [FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)]



We are independent public accountants with respect to the Operating Partnership within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

            (i) in our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

            (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim [consolidated] financial statements of the Operating Partnership for the [three month periods ended __________, 19__, and __________, 19__, the three and six month periods ended __________, 19__, and __________, 19__, and the three and nine month periods ended __________, 19__, and __________, 19__, included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q Financials")](1) [, a reading of the unaudited interim [consolidated] financial statements of the Operating Partnership for the _____-month periods ended __________, 19__, and __________, 19__, included in the Registration Statement and the Prospectus (the "_____-month financials")](2) [, a reading of the latest available unaudited interim [consolidated] financial statements of the Operating Partnership],(3) a reading of the minutes of all meetings of the stockholders and directors of the Operating Partnership [and its subsidiaries] and the Committees of the Operating Partnership's Board of Directors [and any subsidiary committees] since [day after end of last audited period], inquiries of certain officials of the Operating Partnership [and its subsidiaries] responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"),(4) with respect to the [description of relevant periods](5) and


--------------

1     Include the appropriate dates of the 10-Q Financials.

2 Include if non-10-Q interim financial statements are included in the Registration Statement and the Prospectus.

3 Include if the most recent unaudited financial statements are not included in the Registration Statement and the Prospectus.

4 Note that a review in accordance with Statements on Auditing Standards ("SAS") No. 71 is required for an accountant to give negative assurance on interim financial information. A review in accordance with SAS No. 71 will only be performed at the request of the Underwriters. Many companies have a SAS No. 71 review performed in connection with the preparation of their 10-Q financial statements. See Codification of Statements on Auditing Standards, AU Section 722 for a description of the procedures that constitute such a review. The comfort letter itself should recite that the review was performed and a copy of the report, if any, should be attached to the comfort
                                                                   (contined...)

      such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                  [(A) the 10-Q Financials incorporated by reference in the
            Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;](6)

                  [( ) the _____-month financials included in the Registration
            Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modifications should be made to the _____-month financials included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;](7)

                  ( ) at [____________, 19__ and at](8) a specified date not more than five days(9) prior to the date of the applicable Terms Agreement, there was any change in the __________ of the Operating Partnership [and its subsidiaries] or any decrease in the


-----------------

(continued...)
      letter. Any report issued pursuant to SAS No. 71 that is mentioned in the Registration Statement should also be included in the Registration Statement as an exhibit. If a review in accordance with SAS No. 71 has not and will not be performed by the accountants, they should be prepared to perform certain agreed-upon procedures on the interim financial information and to report their findings thereon in the comfort letter. See Codification of Statements on Auditing Standards, AU Section 622 for a discussion of reports related to the accountant's performance of agreed-upon procedures. Any question as to whether a review in accordance with SAS No. 71 will be performed by the accountants should be resolved early.

5 The relevant periods include all interim unaudited condensed consolidation financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

6 Include if the 10-Q Financials are incorporated by reference in the Registration Statement and the Prospectus.

7 Include if unaudited financial statements, not just selected unaudited data, are included in the Registration Statement and the Prospectus.

8 Include, and insert the date of most recent balance sheet of the Company, if those statements are more recent than the unaudited financial statements included in the Registration Statement and the Prospectus.

9 According to Example A of SAS No. 72, the specified date should be five calendar days prior to the date of the applicable Terms Agreement. However, in unusual circumstances, five business days may be used.

            _________ of the Operating Partnership [and its subsidiaries] or any increase in the ___________ of the Operating Partnership [and its subsidiaries,](10) in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement and the Prospectus, except in each case for changes, decreases or increases that the Registration Statement and the Prospectus disclose have occurred or may occur; or

                  ( ) [for the period from ___________, 19__ to ___________,
            19__ and](11) for the period from _________, 19__ to a specified date not more than five days prior to the date of the applicable Terms Agreement, there was any decrease in __________, ___________ or ___________,(12) in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus discloses have occurred or may occur;

            (iii) based upon the procedures set forth in clause (ii) above and a reading of the [Selected Financial Data] included in the Registration Statement and the Prospectus [and a reading of the financial statements from which such data were derived,](13) nothing came to our attention that caused us to believe that the [Selected Financial Data] included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the [Selected Financial Data] are not in agreement with the corresponding amounts in the audited [consolidated] financial statements for the respective periods or that the financial statements not included in the Registration Statement and the Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles];(14)


-----------------

10 The blanks should be filled in with significant balance sheet items, selected by the banker and tailored to the issuer's industry in general and operations in particular. While the ultimate decision of which items should be included rests with the banker, comfort is routinely requested for certain balance sheet items, including long-term debt, stockholders' equity, capital stock and net current assets.

11 Include, and insert dates to describe the period from the date of the most recent financial statements in the Registration Statement and the Prospectus to the date of the most recent unaudited financial statements of the Company, if those dates are different. Regardless of whether this language is inserted or not, the period including five days prior to the date of the applicable Terms Agreement should run from the date of the last financial statement included in the Registration Statement and the Prospectus, not from the later one that is not included in the Registration Statement and the Prospectus.

12 The blanks should be filled in with significant income statements items, selected by the banker and tailored to the issuer's industry in general and operations in particular. While the ultimate decision of which items should be included rests with the banker, comfort is routinely requested for certain income statement items, including net sales, total and per share amounts of income before extraordinary items and of net income.

13 Include only if there are selected financial data that have been derived from financial statements not included in the Registration Statement and the Prospectus.

14 In unusual circumstances, the accountants may report on "Selected Financial Data" as described in SAS No. 42, Reporting on Condensed Financial Statements and Selected Financial Data, and
                                                                  (continued...)

            (iv) we have compared the information in the Registration Statement and the Prospectus under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein. Nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

            [(v) based upon the procedures set forth in clause (ii) above, a reading of the unaudited financial statements of the Operating Partnership for [the most recent period] that have not been included in the Registration Statement and the Prospectus and a review of such financial statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts for __________________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited [consolidated] financial statements;](15)

            [(vi)] we are unable to and do not express any opinion on the [Pro Forma Combining Statement of Operations] (the "Pro Forma Statement") included in the Registration Statement and the Prospectus or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

                  (A) read the Pro Forma Statement;

                  (B) performed [an audit] [a review in accordance with SAS 71]
            of the financial statements to which the pro forma adjustments were applied;

                  (C) made inquiries of certain officials of the Operating
            Partnership who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                  (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and


-------------------

(continued...)
      include in their report in the Registration Statement and the Prospectus the paragraph contemplated by SAS No. 42.9. This situation may arise only if the Selected Financial Data do not include interim period data and the five-year selected data are derived entirely from financial statements audited by the auditors whose report is included in the Registration Statement and the Prospectus. If the guidelines set forth in SAS No. 42 are followed and the accountant's report as included in the Registration Statement and the Prospectus includes the additional language prescribed by SAS No. 42.9, the bracketed language may be eliminated.

15 This language should be included when the Registration Statement and the Prospectus include earnings or other data for a period after the date of the latest financial statements in the Registration Statement and the Prospectus, but the unaudited interim financial statements from which the earnings or other data is derived is not included in the Registration Statement and the Prospectus. The blank should be filled in with a description of the financial statement item(s) included.

on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;(16) and

            [(vii)] in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement and the Prospectus, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Operating Partnership;(17) and


------------------------

16 If an audit or a review in accordance with SAS No. 71 has not been performed by the accountants with respect to the underlying historical financial statements, or if negative assurance on the Company's pro forma financial statements is not otherwise available, the accountants should be requested to perform certain other procedures with respect to such pro forma financial statements. See Example O of SAS No. 72.

17 This language is intended to encompass all other financial/numerical information appearing in the Registration Statement and the Prospectus for which comfort may be given, including (but not limited to) amounts appearing in the Registration Statement and the Prospectus narrative and other summary financial data appearing in tabular form (e.g., the capitalization table).

            [(viii) in addition, we [comfort on a financial forecast that is included in the Registration Statement and the Prospectus.18]


---------------------


18 Accountants' services with respect to a financial forecast may be in one of three forms: an examination of the forecast, a compilation of the forecast or the application of agreed-upon procedures to the forecast. If the accountant is to perform an examination of the forecast included in the Registration Statement and the Prospectus, delivery of the related report should be treated separately in Section 5(f) as follows (remember to change subsequent letters accordingly):

            (f) At the time that the applicable Terms Agreement is executed by the Company, you shall have received from _________________ a report, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such report for each of the other Underwriters, stating that, in their opinion, the forecasted financial statements for the [relevant period or periods] included in the Registration Statement and the Prospectus are presented in conformity with guidelines for presentation of a forecast established by the AICPA, and that the underlying assumptions provide a reasonable basis for management's forecast.

      If the accountant is to perform a compilation of the forecasted financial statements included in the Registration Statement and the Prospectus, delivery of the related report should be treated separately in Section 5(e) as follows:

            (f) At the time that the applicable Terms Agreement is executed by the Company, you shall have received from _________________ a report, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such report of each of the other Underwriters, stating that they have compiled the forecasted financial statements for the [relevant period or periods] included in the Registration Statement and the Prospectus in accordance with the guidelines established by the AICPA.

      Finally, if the accountant is to perform agreed-upon procedures on a forecast included in the Registration Statement and the Prospectus, SAS No. 72 requires that the accountant first prepare a compilation report with respect to the forecast and attach that report to the comfort letter. The accountant may then report on specific procedures performed and findings obtained.